EXHIBIT 10.3


               TECHNOLOGY, TRADE IDENTITY, CONTRACTS & EQUIPMENT

                                   ASSIGNMENT

     For good and valuable considerations, the receipt of which is hereby acknowledged, the entire right, title and interest in and to the following tangible and intangible assets of ARTHUR D. LITTLE, INC., (hereinafter "ADL"), are hereby assigned and transferred to EPYX CORPORATION, (hereinafter "EPYX").

                                   TECHNOLOGY

     All technology including inventions, improvements, works of authorship, copyrights, know-how, trade secrets, obligations of confidentiality, and all other intellectual property rights in and to the subject matter related to and generally identified in the attached SCHEDULE 1 hereto and as also may be described in any writing, provisional, utility, or design application for Letters Patent or applications for registration of the United States Patent & Trademark Office or United States Copyright Office therefor, and in any Reissue or extension of any Copyright Registration or Letters Patent that may be granted upon said application(s) and in any foreign Copyright Registrations or Letters Patent derived therefrom, and the Commissioner of Patents and the Registrar of Copyrights are hereby authorized and requested by ADL to issue said Registrations and Letters Patent to EPYX.

     For said considerations, it is also hereby agreed by ADL, upon the request of EPYX, to execute any necessary and proper oaths or affidavits relating to registrations and patent applications or required for the filing or prosecution of any Divisional, Continuation or Continuation-In-Part applications therefor or for the filing and prosecution of any application for the reissue or extension of any Letters Patent that may be granted on said invention or improvements that EPYX may deem necessary or expedient, and for said consideration, it is further agreed by ADL, upon the request of EPYX, in the event of said application or any division thereof, or Letters Patent issued thereon, or any Reissue or application for the reissue thereof, becoming involved in interference, to cooperate to the best of the ability of ADL with EPYX in the matters of preparing and executing the preliminary statement and giving and producing evidence in support thereof, and further to perform, upon such request, any and all affirmative acts to obtain said Letters Patent and vest all rights therein hereby conveyed in EPYX as fully and entirely as the same would have been held and enjoyed by ADL if this Assignment and sale had not been made, and for said considerations, the entire right, title and interest in said invention or improvements, including all priority rights, and the right to claim priority rights and the privileges and benefits thereof, including those under the International Convention, and all other Conventions, and the right to file applications for patent in EPYX's own name for said invention or improvements in each and every country of the world are hereby assigned and granted by ADL to EPYX, it is further agreed by ADL, upon the request of EPYX, to execute any and all documents that shall be required of ADL to be executed in connection with any and all applications for foreign Letters Patent therefor, including the prosecution thereof, and to execute any and all documents necessary to vest title in said foreign applications and patents in EPYX,


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               TECHNOLOGY, TRADE IDENTITY, CONTRACTS & EQUIPMENT


the attorneys of record in said application for patent are hereby authorized and requested by ADL to insert in this Assignment the date and serial number thereof in the places provided therefor.

                                 TRADE IDENTITY

     All trade identity associated with the mark "EPYX," both common law and otherwise in all of its forms, formatives, associations and symbols as a trademark, service mark, or trade identifier including all good will associated with the mark including any rights to register the mark anywhere around the world as such rights may now or in the future exist in EPYX own name including the right to sue for past or present infringement of the mark.

                                   CONTRACTS

     All contracts identified on SCHEDULE 2 and any all rights and obligations associated with and conferred thereunder including past and future rights, claims, renewals, waivers and amendments thereto.

                             EQUIPMENT AND SUPPLIES

     All equipment, hardware, software, documents, books, files, supplies, inventory, merchandise and other tangible, objects and assets identified in
SCHEDULE 3, including the right to immediate possession, custody, and control of same including the rights associated with ownership of the same as may have accrued including rights to receive royalties, rents, interests, depreciation's, and the like with respect to same.


Dated:                                        /s/ John F. Burns
      -------------------                     ------------------------
                                              ARTHUR D. LITTLE, INC
                                              Chief Financial Officer


STATE OF ___________                )
                                            ) SS.
COUNTY OF __________                )


On _________________, 2000, _________________ appeared before me, a Notary
Public in and for the State and County aforesaid, and acknowledged that they freely and voluntarily subscribed and executed the foregoing Assignment for the purposes and uses therein expressed.


(SEAL)                                      _________________________
                                            Notary Public


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